EXECUTION VERSION

FORBEARANCE AGREEMENT
This FORBEARANCE AGREEMENT (this “Agreement”), dated as of March 17, 2026, is made by and among NFE BRAZIL FINANCING LIMITED, a private limited company incorporated under the laws of England and Wales with registered number 15966083 (the “Company”), and the Holders party hereto.
RECITALS
WHEREAS, the Company, TMF Group New York, LLC, as administrative agent, and the Purchasers are parties to that certain Amended and Restated Note Purchase Agreement, dated as of February 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Note Purchase Agreement”), pursuant to which the Company issued and sold the Notes to each Purchaser.
WHEREAS, in connection with (i) the Parent Guarantor’s entry into and performance under the Restructuring Support Agreement and/or (ii) the commencement and pursuit of the Upcoming Insolvency Proceeding (the “Restructuring Matters”), the Company has requested that, during the Forbearance Period, the Holders party hereto forbear from taking Enforcement Actions (as defined below) with respect to certain Defaults and Events of Default (if any) which may have arisen or may arise under the Note Purchase Agreement in connection with the Restructuring Matters.
WHEREAS, the Holders party hereto, constituting the Required Holders, have agreed to forbear from taking Enforcement Action with respect to such Default and Events of Default as further detailed in Section 2, in each case, on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term which is defined in the Note Purchase Agreement, but which is not defined in this Agreement, shall have the meaning ascribed to such term in the Note Purchase Agreement. For purposes of this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and the plural forms of such terms:
“Effective Date” means the date on which this Agreement has been duly executed by a duly authorized officer or signatory of the Company, the Parent Guarantor and each of the Holders constituting at least the Required Holders.
“Forbearance Period” means the period from and including the Effective Date until the earlier to occur of any of the following events (the date of such occurrence, the “Forbearance Termination Date”): (i) failure of the Company or any Guarantor to observe or perform, as and when required, any of their respective covenants or other obligations set forth in this Agreement (it being understood that time is of the essence for each such covenant and obligation) that adversely affects the Holders; (ii) the Restructuring Support Agreement terminates as to all parties thereto in accordance with its terms; (iii) the occurrence of any Default or Event of Default under the Note Purchase Agreement that is not subject to the forbearance set forth in Section 2 herein; (iv) any creditor or any other holder of any debt of the Parent Guarantor, the Company or any Guarantor (other than with respect to the Notes) exercises, or seeks to exercise, any right or remedy against any portion of the Collateral; or (v) December 31, 2026.
“Restructuring Default” means, solely for purposes of Sections 12(i), (j) and (k) of the Note Purchase Agreement, the Parent Guarantor’s entry into the Restructuring Support Agreement and the occurrence of any Upcoming Insolvency Proceeding.
“Restructuring Support Agreement” means the Restructuring Support Agreement in the form attached hereto as Exhibit A, without giving effect to any amendments or modifications thereto.
    “Upcoming Insolvency Proceeding” means the Insolvency Proceeding as contemplated by and in furtherance of the Restructuring Support Agreement.
Section 2.Forbearance. Notwithstanding anything to the contrary in the Note Purchase Agreement, the Holders party hereto, constituting the Required Holders, hereby agree to, during the Forbearance Period, forbear from exercising the rights and remedies available to them under the Note Purchase Agreement, the Collateral Documents, the other Financing Documents and applicable Law, including, without limitation, the right to declare the Notes immediately due and payable and to direct the Administrative Agent to instruct the Collateral Agent to exercise any rights and remedies with respect of the Collateral (collectively, “Enforcement Actions”) solely in respect of (i) a Restructuring Default, (ii) the Change of Control of the Parent Guarantor (if any) in accordance with the Restructuring Support Agreement, and (iii) the release of the Parent Guarantee in accordance with the Restructuring Support Agreement. The Company and the Parent Guarantor acknowledge and agree that, on the Forbearance Termination Date, the agreement of the Holders party hereto to forbear from taking Enforcement Actions with respect to the matters listed in items (i) to (iii) of this Section 2 shall immediately and automatically cease and be of no further force or effect, and the Holders party hereto, constituting the Required Holders, and the Agents shall be entitled to immediately take any Enforcement Actions, all without further notice or demand (other than any notice or demand required under the Note Purchase Agreement, the other Financing Documents and applicable Law), in respect of any Restructuring Default then existing. Nothing in this Agreement shall restrict, impair or otherwise affect the Secured Parties’ right or ability to, including during the Forbearance Period, (a) take any action in order to create, perfect, preserve, protect or evidence (but not enforce its rights with respect to) the Secured Parties’ Lien on any Collateral in accordance with the Financing Documents, (b) file any necessary responsive or defensive pleadings (including, without limitation, cross-claims and/or counterclaims) in opposition to any motion, claim, action or proceeding by any Person to object to, disallow or determine invalid, unperfected or avoidable any Liens under the Collateral Documents, the Collateral or any claims of the Secured Parties, (c) enforce the terms of this Agreement, if any creditor or any other holder of any debt of the Parent Guarantor, the Company or any Guarantor (other than with respect to the Notes) exercises, or seeks to exercise, any right or remedy against any portion of the Collateral, or (d) take any action against such creditor or other holder of any debt of the Parent Guarantor, the Company or any Guarantor to protect or enforce the Secured Party’s rights or remedies with respect to the Collateral.
Section 3.Miscellaneous.
1.Confirmation. The provisions of the Note Purchase Agreement and the other Financing Documents shall remain in full force and effect in accordance with their terms.

Nothing contained herein constitute or be construed as a substitution, novation, amendment or waiver of any provision of the Note Purchase Agreement or any other Financing Document, except as expressly set forth herein, and all such documents and the obligations thereunder shall continue in full force and effect. By executing this Agreement on the respective signature lines provided below, the Company (on behalf of itself and the Subsidiary Guarantors) and the Parent Guarantor confirm and ratify all of their respective obligations under the Financing Documents to which each is a party, including its guarantee obligations and the Liens granted by it thereunder.
2.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
3.GOVERNING LAW; JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. SECTION 25.7 (JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL) OF THE NOTE PURCHASE AGREEMENT IS HEREBY INCORPORATED BY REFERENCE.
4.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
5.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to the Note Purchase Agreement and their respective successors and assigns permitted thereby.
6.Financing Document. This Agreement is a “Financing Document” as defined and described in the Note Purchase Agreement.
7.[Reserved.]
8.Holder Updates. The Company shall promptly (and in any event within five (5) Business Days) upon the Holders’ reasonable request provide the Holders with (i) written updates regarding developments of the status and progress of the Upcoming Insolvency Proceeding that are material to the Holders and (ii) copies of term sheets, pleadings, filings and other key documents with respect to any Upcoming Insolvency Proceeding that are material to the Holders and that the Company is not prohibited from sharing by confidentiality obligations or applicable Law.
9.Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure therefrom, shall in any event be effective without the written concurrence of the Company and the Required Holders.
10.Reservation of Rights. Except as expressly set forth herein, each of the Holders has not waived, and is not waiving, by the execution of this Agreement or the acceptance of any payments hereunder or under the Note Purchase Agreement, any Default or Event of Default whether now existing or hereafter arising under the Note Purchase Agreement or any of the other Financing Documents, including, for the avoidance of doubt, any Restructuring Default, or its respective rights, remedies, powers, privileges and defenses arising as a result thereof or otherwise, and no failure on the part of the Administrative Agent or the

Holders to exercise and no delay in exercising, including without limitation the right to take any enforcement actions, and no course of dealing with respect to, any right, remedy, power, privilege or defense hereunder, under the Note Purchase Agreement or any other Financing Document, at law or in equity or otherwise, arising as the result of any Default or Event of Default, including, for the avoidance of Doubt, any Restructuring Default, whether now existing or hereafter arising under the Note Purchase Agreement or any of the other Financing Documents or the occurrence thereof or any other action by the Company or the Guarantors and no acceptance of partial performance or partial payment by the Administrative Agent or the Holders, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, privilege or defense hereunder, under the Note Purchase Agreement or under any other Financing Document, at Law, in equity or otherwise, preclude any other or further exercise thereof or the exercise of any other right, remedy, power, privilege or defense nor shall any failure to specify any Default or Event of Default in this Agreement constitute any waiver of such Default or Event of Default. The rights, remedies, powers, privileges and defenses provided for herein, in the Note Purchase Agreement and the other Financing Documents are cumulative and, except as expressly provided hereunder, may be exercised separately, successively or concurrently at the sole discretion of the Holders, and are not exclusive of any rights, remedies, powers, privileges and defenses provided at Law, in equity or otherwise, all of which are hereby expressly reserved. Notwithstanding the existence or content of any communication by or between the Company or any Guarantor and any Holder, or any of their representatives, including, but not limited to, the Administrative Agent, regarding any Default or Event of Default, no waiver, forbearance, or other similar action by the Administrative Agent or any Holder with regard to such Default or Event of Default, whether now existing or hereafter arising under the Note Purchase Agreement or any of the other Financing Documents, shall be effective unless the same is set forth herein or has been in writing and executed by an authorized representatives of each Holder required under the applicable provisions of the Note Purchase Agreement.
Section 4.Professional Fees. The Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Agents and the Holders hereto in connection with this Agreement, provided that (x) fees, charges and disbursements of counsel are limited (absent an actual or bona fide potential conflict of interest) to Milbank LLP, as counsel to Lumina Capital Management and (y) all expenses shall be invoiced at least thirty (30) days prior to the requested payment date.
[Signatures begin next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
NFE BRAZIL FINANCING LIMITED, as the Company
By:    ______________________________
Name:    Christopher Guinta
Title:    Director

NEW FORTRESS ENERGY INC., as the Parent Guarantor
By:    ______________________________
Name:
Title:
[Signature page to the Forbearance Agreement]

LSSF II OFFSHORE INVESTMENTS, LP and
LUMINA BRASIL OFFSHORE INVESTMENTS COMPANY, LP,
as Holders
Represented by Lumina Fund II GP Ltd.

By:_____________________________
Name:
Title: Authorized Signatory

LUMINA STRATEGIC SOLUTIONS FUND (A), LP,
LUMINA STRATEGIC SOLUTIONS FUND (B), LP,
LUMINA STRATEGIC SOLUTIONS FUND (C), LP,
LUMINA STRATEGIC SOLUTIONS FUND (D), LP,
LUMINA STRATEGIC SOLUTIONS FUND (E), LP and
LUMINA STRATEGIC SOLUTIONS FUND (F), LP,
as Holders
Represented by Lumina Fund I GP Ltd.

By: _____________________________
Name:
Title: Authorized Signatory

[Signature page to the Forbearance Agreement]

EXHIBIT A

Restructuring Support Agreement